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                                                                    EXHIBIT 10.7

                    TYCOM LTD. EMPLOYEE SHARE PURCHASE PLAN
                                 Plan Document

                                   ARTICLE 1

                                    Purpose

     The TyCom Employee Share Purchase Plan (the "Plan") is created for the purpose of encouraging share ownership by officers and employees of TyCom Ltd. and its subsidiaries (the "Company") so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company.

                                   ARTICLE 2

                           Administration of the Plan

     The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Board of Directors shall determine the number of members of the Committee and, from time to time, may add or remove members from the Committee. The Committee may select one of its members as Chairperson and may hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts approved in writing by a majority of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provision of the Plan shall be final unless otherwise determined by the Board of Directors. The Committee may adopt, from time to time, such rules and regulations as it deems appropriate for carrying out the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

     In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have the power and authority to administer the Plan. In such event, the term "Committee" wherever used herein shall be deemed to mean the Board of Directors.

                                   ARTICLE 3

                               Eligible Employees

     The Company will, from time to time, determine which of its employees (including employees of its subsidiaries and divisions) will be eligible to

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participate in the Plan.  All officers who are employees of the Company will be eligible to participate in the Plan.

     Notwithstanding the foregoing, any employee who sells Shares purchased under the Plan within three months of the date of purchase shall be precluded from participating in the Plan for the next twelve months.

                                   ARTICLE 4

                             Shares to Be Purchased

     The shares subject to purchase under the Plan are 2,500,000 shares (subject to adjustment in the event of share splits, share dividends, recapitalization, or similar adjustment in the Company's common shares) of the common shares, U.S. $.25 par value, of the Company (the "Shares"). Shares will be purchased on the open market.

                                   ARTICLE 5

                               Payroll Deductions

     Eligible employees, upon entering the Plan, shall authorize payroll deductions to be made for the purchase of Shares. The maximum deduction shall not exceed an employee's base salary during the payroll period, or commission in the case of an employee who receives commission and no base salary, (exclusive of overtime and net of withholding and other deductions) or such other amount as the Committee may from time to time determine. The employee may authorize increases or decreases in the amount of payroll deductions by notifying the Company in the manner specified by the Committee. Such increases or decreases will be effective as of the next available payroll period. The Company will accumulate and hold for the employee's account the amounts deducted from his/her pay. No interest shall be paid on such amounts.

                                   ARTICLE 6

                             Employer Contribution

     The Company will match a part of the employee contribution by contributing to the Plan an additional percentage of the employee's payroll deduction. The Committee, from time to time, may increase or decrease the percentage of the Company's contribution to the employee's payroll deduction if the interests of the Company so require. The matching contributions hereunder

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are not intended to be an entitlement or part of the regular compensation of any eligible employee. The Company will pay all commissions relating to the purchase of Shares under the Plan, and, except as provided herein, the Company will pay all administrative costs associated with the implementation and operation of the Plan.

                                   ARTICLE 7

                      Authorization for Entering the Plan

     An eligible employee may enter the Plan by completing, signing, and delivering to the Company an authorization form, as designated by the Committee, which will have been provided to the employee by the Company. After delivering such authorization form, the employee will become a participant in the Plan as of the next practicable payroll period. Unless an employee authorizes changes to his/her payroll deductions in accordance with Article 5 or withdraws from the Plan, his/her deductions under the latest authorization on file with the Company shall continue from one payroll period to the succeeding payroll period as long as the Plan remains in effect.

                                   ARTICLE 8

                               Purchase of Shares

     All Shares purchased under the Plan shall be purchased on the open market by a broker designated from time to time by the Committee. On a monthly basis, as soon as practicable following the last day of each month, the Company shall remit the total of the employee and Company contributions for the preceding month to the designated broker for the purchase of the Shares. The designated broker will then execute the purchase orders on account of each individual participant and allocate Shares (or fractions thereof) to each participant's individual account. In the event the purchase of the Shares takes place over a number of days and at different prices, then each participant's allocation shall be adjusted on the basis of the average price per share over such period.

                                   ARTICLE 9

                             Distribution of Shares

     The Shares purchased under the Plan shall be held by the designated broker or its nominee. Participating employees shall receive quarterly statements

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which will evidence all activity in the accounts that have been established on their behalf. Such statements will be issued by the designated broker. In the event a participating employee wishes to hold certificates in his/her own name or transfer Shares held by such employee to another broker, the employee must instruct the designated broker independently and bear the costs associated with the issuance of such certificates including, if any, a reasonable fee to the designated broker. Certificates for fractional Shares will not be issued. Fractional Shares shall be liquidated on a cash basis only in lieu of the issuance of certificates for such fractional Shares upon the employee's withdrawal.

                                  ARTICLE 10

                        Automatic Dividend reinvestment

     Any dividends paid to participating employees for Shares purchased under the Plan and held by the broker shall be automatically reinvested in the Shares of the Company on the date of the next purchase of Shares under the Plan.

                                  ARTICLE 11

                    Sale of Shares Purchased under the Plan

     Subject to such rules as the Committee may prescribe, each participant may sell at any time all or any portion of the Shares acquired under the Plan and held by the designated broker by notifying the designated broker, who will execute the sale on behalf of the employee. The employee shall pay the broker's commission and any other expenses incurred with regard to the sale of the Shares. All such sales of the Shares will be subject to compliance with any applicable domestic or international securities, tax, or other laws. Each participant assumes the risk of any fluctuations in the market price of the shares.

                                  ARTICLE 12

                            Withdrawal from the Plan

     A participating employee may stop contributions to the Plan at any time by delivering a notice, as specified by the Committee, to the Company. Such a termination of contributions will be effective as of the next available pay period. If the employee desires to withdraw from the Plan, the employee must contact the designated broker directly to (a) execute a sale of the Shares held on the Participant's behalf, (b) issue a certificate for Shares to the employee or (c) transfer such Shares to another broker. The proceeds from any sale thereof, minus

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the commission and other expenses on such sale, shall be delivered by the broker directly to the employee.

                                  ARTICLE 13

                           No Transfer or Assignment

     An employee's rights to purchase Shares under the Plan through payroll deduction are his/hers alone and may not be transferred or assigned to, or availed of, by any other person.


                                  ARTICLE 14

                         Termination of Employee Rights

     All of the employee's rights to make contributions under the Plan will terminate when he/she ceases to be an employee due to retirement, resignation, death, termination, or any other reason. A notice to cease contributions in relation to termination of employment will be deemed to have been received from an employee on the day his/her employment ceases, and all payroll deductions not transferred to the designated broker will be refunded. If an employee's payroll deductions are interrupted by any legal process, a notice to cease contributions will be deemed as having been received on the day the interruption occurs.

                                  ARTICLE 15

                     Termination and Amendment to the Plan

     The Plan may be terminated at any time by the Company's Board of Directors if the interests of the Company so require. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Shares will be refunded. The Board of Directors also reserves the right to amend the Plan from time to time in any respect.

                                  ARTICLE 16

                                Local Tax Laws

     If the provisions of the Plan contradict local tax laws, the local tax laws shall prevail.

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